Exhibit 10.42

AMENDMENT NO. 1 TO LOAN AGREEMENT

This AMENDMENT NO. 1 TO LOAN AGREEMENT (this “Amendment”), dated as of November 2, 2010, is made by and between SUNPOWER PHILIPPINES MANUFACTURING LTD., a company organized and existing under the laws of the Cayman Islands, (the “Borrower”) and INTERNATIONAL FINANCE CORPORATION, an international organization established by Articles of Agreement among its member countries (“IFC”).

RECITALS:

WHEREAS, the Borrower and IFC have entered into that certain Loan Agreement, dated May 6, 2010, which constitutes Part 2 of the Mortgage Loan Agreement dated May 6, 2010 among the Borrower, SPML Land, Inc. and IFC, (such Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  Capitalized terms not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in the Loan Agreement.

WHEREAS, the Borrower has requested IFC to agree to certain amendments to the Loan Agreement described in Section 1 below.

WHEREAS, IFC, on the terms and conditions stated below, is willing to amend the Loan Agreement as hereinafter set forth.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.            Amendment.  The Loan Agreement is, subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended as follows:

(a)            Section 2.16(b)(viii) of the Loan Agreement is hereby amended and restated to read as follows:

“(viii)       IFC has received evidence satisfactory to IFC that, prior to such Disbursement, the Current Ratio of the Borrower is not less than 1.1 and, after giving effect to such Disbursement, the Prospective Debt Service Coverage Ratio of the Borrower would not be less than 1.5;”

(b)            Annex I of the Loan Agreement is hereby deleted and replaced by Annex I attached hereto.

(c)            Section 2.16(a) of the Loan Agreement is hereby amended by adding the following new subclause (xx) at the end thereof:

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“(xx)         IFC shall have received documentary evidence satisfactory to IFC that the action items set forth in Stage 1 of the SPML Land Action Plan have been completed.”

(d)            Section 2.16(b) of the Loan Agreement is hereby amended by adding the following new subclauses (xi) and (xii) at the end thereof:

“(xi)         Prior to and only with respect to the second Disbursement of the Loan, IFC shall have received documentary evidence satisfactory to IFC that the action items set forth in Stage 2 and Stage 3 of the SPML Land Action Plan have been completed.

(xii)          Prior to the second Disbursement of the Loan, IFC shall have received the Certificate of Good Standing of the Borrower issued by the Philippine Securities and Exchange Commission.”

SECTION 2.           Disbursement Amount.            The Borrower and IFC hereby agree that the first Disbursement of the Loan, after satisfaction of all of the conditions of disbursement set forth in Section 2.16 of the Loan Agreement, as amended hereby but excluding the requirement to deliver the Certificate of Good Standing of the Borrower issued by the Philippine Securities and Exchange Commission, shall be up to a principal amount of fifty million Dollars ($50,000,000).

SECTION 3.           Conditions to Effectiveness.  This Amendment shall become effective on and as of the date hereof (the “Amendment No. 1 Effective Date”) when all of the following conditions precedent have been satisfied:

(a)            The representations and warranties set forth in Section 4 below shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date.

(b)            Before and after giving effect to this Amendment, the representations and warranties set forth in Article III of the Loan Agreement shall be true and correct in all material respects on and as of the Amendment No. 1 Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

(c)            On the Amendment No. 1 Effective Date, after giving effect to this Amendment, no Potential Event of Default or Event of Default shall have occurred and be continuing.

(d)            This Amendment shall have been duly executed and delivered by the Borrower and IFC, and all legal matters incident to this Amendment, and the amendment of the Loan Agreement by this Amendment, shall be reasonably satisfactory to IFC.

SECTION 4.           Representations and Warranties of the Borrower.  The Borrower hereby represents and warrants as follows:

(a)            The execution and delivery by the Borrower of this Amendment, and the

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performance of the transactions contemplated by this Amendment and by the Loan Agreement, as amended by this Amendment, are within its corporate powers, have been duly authorized by all necessary applicable corporate action, and will not conflict with or result in a breach of any of the material terms, conditions or provisions of, or constitute a default or require any consent that has not been obtained under, any indenture, mortgage, agreement or other instrument or arrangement to which it is a party or by which it is bound, or violate any of the terms or provisions of its organizational documents or any Authorization, judgment, decree or order or any statute, rule or regulation applicable to it;

(b)            No Authorization or approval or other action by, and no notice to or filing with, any Authority is required for the due execution, delivery and performance by the Borrower of this Amendment, or for the performance by the Borrower of the Loan Agreement, as amended hereby, other than Authorizations that are of a routine nature and are obtained in the ordinary course of business and the Authorizations specified in Annex C of the Loan Agreement and those Authorizations have all been obtained and are in full force and effect.

(c)            This Amendment has been duly executed and delivered by the Borrower, and this Amendment and the Loan Agreement, as amended hereby, each constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with the terms hereof and thereof, respectively.

(d)            Both before and after giving effect to this Amendment, each of the representations and warranties set forth in Article III of the Loan Agreement is true and correct in all material respects on and as of the Amendment No. 1 Effective Date, with the same effect as though made on and as of such date, except to the extent that such representation or warranty expressly relates to an earlier date.

SECTION 5.           Reference to and Effect on the Transaction Documents.

(a)            On and after the Amendment No. 1 Effective Date, each reference in the Mortgage Loan Agreement or the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in each of the other Transaction Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

(b)            The Mortgage Loan Agreement and the Loan Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c)            The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of IFC under the Loan Agreement, the Mortgage Loan Agreement or any other Transaction Document, nor shall it constitute a waiver of any provision of the Loan Agreement, the Mortgage Loan Agreement or any other Transaction Document.

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(d)            The Borrower agrees to execute and deliver to IFC such further instruments, documents and agreements, and to take such further actions, as IFC may from time to time request in order to carry out and implement the intent and purpose of this Amendment and the amendment to the Loan Agreement hereby.

SECTION 6.           Execution in Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 7 hereof.  Delivery of an executed signature page to this Amendment by facsimile transmission, or by “pdf”, “tiff” or similar electronic graphic file transmission shall be as effective as delivery of a manually signed counterpart of this Amendment.

SECTION 7.           Binding Effect.  This Amendment shall become effective on the Amendment No. 1 Effective Date when counterparts hereof which, when taken together, bear the signatures of each of the parties hereto, have been duly executed and delivered to IFC.  The parties hereto hereby agree that this Amendment shall constitute a Transaction Document under the Mortgage Loan Agreement, the Loan Agreement and the other Transaction Documents, and for all purposes thereunder and in respect thereof.

SECTION 8.           Applicable Law.  (a) This Amendment shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

(b)            For the exclusive benefit of IFC, the Borrower irrevocably agrees that any legal action, suit or proceeding arising out of or relating to this Amendment may be brought in any federal or state court located in the City and State of New York.  By the execution of this Amendment, the Borrower irrevocably submits to the non-exclusive jurisdiction of any such court (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any action, suit or proceeding in any such court or that such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

(c)            The Borrower hereby irrevocably designates, appoints and empowers C T Corporation System, with offices currently located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent solely to receive for and on its behalf service of any summons, complaint or other legal process in any action, suit or proceeding IFC may bring in the State of New York in respect of this Amendment.  The Borrower also irrevocably consents to the service of  process of summons, complaint and other legal process in any action, suit or proceeding being made out of federal and state courts located in the State of New York by mailing copies of the papers by registered United States air mail, postage prepaid, or by any other method of delivery specified in Section 6.02 (Notices) of the Loan Agreement, to the Borrower at its address specified pursuant to such Section, whether within or without the jurisdiction of any court, and the Borrower agrees that service of process on it as so specified shall be deemed effective service of process.

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(d)            THE BORROWER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e)            The Borrower hereby explicitly and irrevocably waives any immunity it may have in respect of its obligations under this Amendment or its assets, under the laws of any jurisdiction, including laws purporting to grant sovereign immunity, to the fullest extent permitted now or in the future by the laws of such jurisdiction.

(f)            The Borrower hereby irrevocably waives, to the fullest extent now or in the future permitted under the laws of the jurisdiction in which the relevant court is located, the benefit of any provision of law requiring IFC in any action, suit or proceeding arising out of or in connection with this Amendment to which the Borrower is a party to post security for the costs of the Borrower, or to post a bond or to take similar action.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Loan Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SUNPOWER PHILIPPINES MANUFACTURING
LTD., as Borrower

By:	/s/ Dennis Arriola
Name:	Dennis Arriola
Title:	Senior Vice President and Chief Financial
Officer

INTERNATIONAL FINANCE CORPORATION

By:	/s/ Atup Mehta
Name:	Atup Mehta
Title:	Director, Global Manufacturing,
Agribusiness and Services Department

[Signature Page]

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ANNEX I

SPML LAND ACTION PLAN

Stage	Action	Deadline
1
Definitive Capital Restructuring Stage:

a.     Revision of the capital and ownership structure of SPML Land to increase its equity capitalization level based on a total debt-to-equity ratio of 4:1; and increase Filipino stake in the equity capitalization, not only in terms of number of shares but also in par value of shares, based on a Filipino-to-foreigner-shareholder ratio of 60:40;

b.     Organization of the SPML retirement fund as a Philippine national and subscription by the trustee to the increase in equity capitalization of SPML Land earmarked to be held by a Filipino shareholder;

c.     Approval of the increase and amendment of the capital structure of SPML Land by its board of directors and shareholders;

d.     Filing of the application for the increase in capital stock and amendment of the charter documents of SPML Land with the Philippine Securities and Exchange Commission (SEC) for pre-processing; and

e.     Issuance by the SEC of the official receipt following acceptance for processing of the application and payment of the filing fee.

Prior to the first Disbursement
2
Sale of the SPML Land shares held by the 3 individual Filipinos to the trustee of the retirement fund, and registration of the sale in the stock and transfer book of SPML Land following issuance of  the proper tax clearance.
Within 45 days after the first Disbursement and prior to the second Disbursement
3	Approval by the SEC of the increase in capital stock and amendment in charter documents of SPML Land	Within 105 days after the first Disbursement and prior to the second Disbursement

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4	Grant of tax-exempt status for the retirement fund by the Bureau of Internal Revenue (BIR)	30 June 2011

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